                                                                     Exhibit 1.2

                                                                  EXECUTION COPY

                                PRICING AGREEMENT

                                                                   July 20, 2004

To the Representatives of the
several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

      MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated July 20, 2004 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                METLIFE, INC.


                                By: /s/ Anthony J. Williamson
                                    ----------------------------
                                    Name:  Anthony J. Williamson
                                    Title: Senior Vice President
                                           and Treasurer


Accepted as of the date hereof
on behalf of each of the Underwriters:

CITIGROUP GLOBAL MARKETS INC.


By: /s/ Richard Spiro
    ------------------------
    Name:  Richard Spiro
    Title: Managing Director


WACHOVIA CAPITAL MARKETS, LLC


By: /s/ Amy Kabatznick
    -------------------------
    Name:  Amy Kabatznick
    Title: Managing Director

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                  PRINCIPAL AMOUNT                PRINCIPAL AMOUNT
                                                  OF SENIOR NOTES                 OF SENIOR NOTES
                                                   DUE 2014 TO BE                  DUE 2034 TO BE
UNDERWRITERS                                         PURCHASED                       PURCHASED
                                                    ------------                    ------------
Citigroup Global Markets Inc. ..                    $ 67,500,000                    $157,500,000
Wachovia Capital Markets, LLC ..                      67,500,000                     157,500,000
Banc of America Securities LLC .                       3,750,000                       8,750,000
Deutsche Bank Securities Inc. ..                       3,750,000                       8,750,000
HSBC Securities (USA) Inc. .....                       3,750,000                       8,750,000
Samuel A. Ramirez & Company Inc.                       3,750,000                       8,750,000
                                                    ------------                    ------------
     Total .....................                    $150,000,000                    $350,000,000

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement dated July 20, 2004

Registration Statement Nos. 333-112073, 333-112073-01 and 333-112073-02

Title, Purchase Price and Description of each series of Designated Securities

      TITLE OF 10-YEAR NOTES: 5.50% Senior Notes due June 15, 2014 TITLE OF 30-YEAR NOTES: 6.375% Senior Notes due June 15, 2034

      APPLICABLE SECURITIES AGREEMENTS:

      Indenture, dated as of November 9, 2001, between the Company and Bank One Trust Company, N.A. , as trustee, as supplemented by the Seventh Supplemental Indenture, dated as of June 3, 2004, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (the "Trustee"), and the Ninth Supplemental Indenture, to be dated as of July 23, 2004, between the Company and the Trustee; and

      Indenture, dated as of November 9, 2001, between the Company and Bank One Trust Company, N.A. , as trustee, as supplemented by the Eighth Supplemental Indenture dated as of June 3, 2004, between the Company and the Trustee, and the Tenth Supplemental Indenture, to be dated as of July 23, 2004, between the Company and the Trustee.

      AGGREGATE PRINCIPAL AMOUNT OF 10-YEAR NOTES:  $150,000,000
      AGGREGATE PRINCIPAL AMOUNT OF 30-YEAR NOTES:  $350,000,000


      PRICE TO THE PUBLIC:

            10-YEAR NOTES: 101.684% of the principal amount of the Designated Securities, plus accrued interest from June 3, 2004 to the date of delivery

            30-YEAR NOTES: 101.970% of the principal amount of the Designated Securities, plus accrued interest from June 3, 2004 to the date of delivery

      PURCHASE PRICE BY UNDERWRITERS (INCLUDE ACCRUED INTEREST OR AMORTIZATION, IF ANY):

            10-YEAR NOTES: 101.234% of the principal amount of the Designated Securities, plus accrued interest from June 3, 2004 to the date of delivery

            30-YEAR NOTES: 101.095% of the principal amount of the Designated Securities, plus accrued interest from June 3, 2004 to the date of delivery

      SINKING FUND PROVISIONS: None

      REDEMPTION PROVISIONS: Each series of the Designated Securities will be redeemable, in whole or in part, at the option of the Company at any time (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Designated Securities, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points in the case of the senior notes due June 15, 2014 and 20 basis points in the case of the senior notes due June 15, 2034; plus, in each case, accrued and unpaid interest on the Designated Securities to such Redemption Date.

      "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

      "Independent Investment Banker" means Banc of America Securities LLC and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means with respect to any Redemption Date for the Designated Securities (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means each of Banc of America Securities LLC and four other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Banc of America Securities LLC or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

      "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

      If less than all of the Designated Securities are to be redeemed, the Trustee shall select the Designated Securities or portions of the Designated Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Designated Securities and portions of Designated Securities in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000.

      SECURITIES INTO WHICH CONVERTIBLE OR EXCHANGEABLE: None

      MATURITY OF 10-YEAR NOTES:  June 15, 2014
      MATURITY OF 30-YEAR NOTES:  June 15, 2034

      INTEREST RATE OF 10-YEAR NOTES:  5.50%
      INTEREST RATE OF 30-YEAR NOTES:  6.375%

      INTEREST PAYMENT DATES: The 15th of each June and December, commencing December 15, 2004, continuing to and including the maturity date.

      LIQUIDATION PREFERENCES:  None

      DIVIDENDS:  None


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
      VOTING RIGHTS: None

      OTHER PROVISIONS: See "Applicable Securities Agreements" above

      CLOSING DATE, TIME AND LOCATION: July 23, 2004 at 10:00 a.m. (New York City time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036

      NAMES AND ADDRESSES OF REPRESENTATIVES:

      Citigroup Global Markets Inc.
      390 Greenwich Street
      New York, NY  10013

      Wachovia Capital Markets, LLC
      301 South College Street
      Charlotte, NC  28202

      DESIGNATED REPRESENTATIVES: Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC

      ADDRESSES FOR NOTICES, ETC.:  Same as above

      UNDERWRITERS: Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Samuel A. Ramirez & Company Inc.


                                      II-3